Exhibit 99.2

CONTACT:

Mark G. Foletta

Vice President of Finance and
Chief Financial Officer

(858) 552-2200

www.amylin.com

FOR IMMEDIATE RELEASE

AMYLIN PHARMACEUTICALS ANNOUNCES INFORMAL INQUIRY BY THE SECURITIES AND EXCHANGE COMMISSION

San Diego, CA — December 19, 2003 — Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today announced that the Securities and Exchange Commission is conducting an informal inquiry related to recent communications about Amylin’s drug candidate, SYMLIN®.  The Company believes that this inquiry relates to compliance with Regulation FD and intends to fully cooperate.

This press release contains forward-looking statements, including statements regarding the Company’s beliefs, which involve risks and uncertainties.  Actual results could differ materially from those forward-looking statements discussed in this press release. There can be no assurance that the SEC inquiry will not relate to additional matters.  Additional risks and uncertainties are described more fully in Amylin’s most recently filed SEC documents, such as its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the heading “Risk Factors,” its Quarterly Reports on Form 10-Q, and in its recently filed registration statement on Form S-3 (#333-111086).

###